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                        [Letterhead of KPMG Peat Marwick LLP]



                                                                    EXHIBIT 23.2


The Board of Directors
AAR CORP.:


We consent to the use of our report dated June 28, 1996, relating to the consolidated financial statements of AAR CORP. as of May 31, 1996 and 1995, and for each of the years in the three-year period ended May 31, 1996 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Chicago, Illinois
January 13, 1997